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                                                                      EX-99.(e)

                                  SCHEDULE I

                            DISTRIBUTION AGREEMENT
                            WELLS FARGO FUNDS TRUST

                        100% Treasury Money Market Fund
                          Aggressive Allocation Fund
                               Asia Pacific Fund
                             Asset Allocation Fund
                               Balanced Fund/1/
                           C&B Large Cap Value Fund
                            C&B Mid Cap Value Fund
                     California Limited-Term Tax-Free Fund
                           California Tax-Free Fund
                     California Tax-Free Money Market Fund
                    California Tax-Free Money Market Trust
                              Capital Growth Fund
                       Cash Investment Money Market Fund
                            Colorado Tax-Free Fund
                               Common Stock Fund
                         Conservative Allocation Fund
                            Corporate Bond Fund/2/
                                Discovery Fund
                             Diversified Bond Fund
                            Diversified Equity Fund
                          Diversified Small Cap Fund
                             Emerging Growth Fund
                         Emerging Markets Equity Fund
                          Endeavor Large Cap Fund/3/
                             Endeavor Select Fund
                                Enterprise Fund
                              Equity Income Fund
                             Equity Index Fund/4/
                               Equity Value Fund
                         Government Money Market Fund
                          Government Securities Fund
                                  Growth Fund
                           Growth and Income Fund/5/
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/1/  On November 7, 2007, the Board of Trustees approved the merger of the
     Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/3/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/4/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger expected to occur before the end of the third quarter of 2008.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.

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                             Growth Balanced Fund
                              Growth Equity Fund
                          Heritage Money Market Fund
                               High Income Fund
                            High Yield Bond Fund/6/
                               Income Plus Fund
                                  Index Fund
                         Inflation-Protected Bond Fund
                    Intermediate Government Income Fund/7/
                         Intermediate Tax-Free Fund/8/
                            International Core Fund
                           International Equity Fund
                           International Value Fund
                          Large Cap Appreciation Fund
                             Large Cap Growth Fund
                          Large Company Core Fund/9/
                           Large Company Value Fund
                           Large Company Growth Fund
                     Life Stage - Aggressive Portfolio/10/
                    Life Stage - Conservative Portfolio/11/
                      Life Stage - Moderate Portfolio/12/
                  Managed Account CoreBuilder Shares Series G
                  Managed Account CoreBuilder Shares Series M
                           Mid Cap Disciplined Fund
                              Mid Cap Growth Fund
                          Minnesota Money Market Fund
                            Minnesota Tax-Free Fund
                            Moderate Balanced Fund
                               Money Market Fund
                              Money Market Trust
                              Municipal Bond Fund
                          Municipal Money Market Fund
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/6/  On November 7, 2007, the Board of Trustees approved the merger of the High
     Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/7/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/8/ On November 7, 2007, the Board of Trustees approved the name change of the Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

/9/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/10/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Aggressive Portfolio into the Aggressive Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/11/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Conservative Portfolio into the Moderate Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Moderate Portfolio into the Growth Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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                    National Limited-Term Tax-Free Fund/13/
                          National Tax-Free Fund/14/
                     National Tax-Free Money Market Trust
                      National Tax-Free Money Market Fund
                               Opportunity Fund
                          Overland Express Sweep Fund
                               Overseas Fund/15/
                      Prime Investment Money Market Fund
                      Short Duration Government Bond Fund
                             Short-Term Bond Fund
                        Short-Term High Yield Bond Fund
                        Short-Term Municipal Bond Fund
                          Small Cap Disciplined Fund
                             Small Cap Growth Fund
                         Small Cap Opportunities Fund
                             Small Cap Value Fund
                           Small Company Growth Fund
                           Small Company Value Fund
                           Small/Mid Cap Value Fund
                           Social Awareness Fund/16/
                      Specialized Financial Services Fund
                          Specialized Technology Fund
                              Stable Income Fund
                             Strategic Income Fund
                        Strategic Small Cap Value Fund
                               Target 2010 Fund
                               Target 2015 Fund
                               Target 2020 Fund
                               Target 2025 Fund
                               Target 2030 Fund
                               Target 2035 Fund
                               Target 2040 Fund
                               Target 2045 Fund
                               Target 2050 Fund
                               Target Today Fund
                            Total Return Bond Fund
                        Treasury Plus Money Market Fund
                                U.S. Value Fund
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/13/ On November 7, 2007, the Board of Trustees approved the merger of the
     National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/14/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/15/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/16/ On May 7, 2008, the Board of Trustees approved the establishment of the Social Awareness Fund, which is expected to commence operations on or about October 1, 2008.

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                      Ultra Short Duration Bond Fund/17/
                         Ultra Short-Term Income Fund
                    Ultra Short-Term Municipal Income Fund
                                Value Fund/18/
                WealthBuilder Conservative Allocation Portfolio
                        WealthBuilder Equity Portfolio
                   WealthBuilder Growth Allocation Portfolio
                    WealthBuilder Growth Balanced Portfolio
                   WealthBuilder Moderate Balanced Portfolio
                    WealthBuilder Tactical Equity Portfolio
                            Wisconsin Tax-Free Fund

Most recent annual approval by the Board of Trustees: March 28, 2008
Schedule I Amended: May 7, 2008
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/17/ On November 7, 2007, the Board of Trustees approved the merger of the
     Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/18/ On November 7, 2007, the Board of Trustees approved the merger of the Value Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.